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                                                                    EXHIBIT 10.6
                           CHANGE IN CONTROL AGREEMENT

         THIS AGREEMENT, is between Developers Diversified Realty Corporation, an Ohio corporation (the "Employer"), and Daniel B. Hurwitz (the "Executive") made this 25th day of May 1999.

                                    RECITALS

         A. Executive is presently employed by Employer as its Executive Vice President/Director of Leasing;

         B. Employer wishes to induce Executive to continue as its Executive Vice President/Director of Leasing and, accordingly, to provide certain employment security to Executive in the event of a "Change in Control" (as hereinafter defined);

         C. Employer believes that it is in the best interest of its shareholders for Executive to continue in his position on an objective and impartial basis and without distraction or conflict of interest as a result of a possible or actual Change in Control; and

         D. In consideration of this Agreement Executive is willing to continue as Employer's Executive Vice President/Director of Leasing;

         NOW THEREFORE, IN CONSIDERATION OF EXECUTIVE CONTINUING AS THE EXECUTIVE VICE PRESIDENT/DIRECTOR OF LEASING OF EMPLOYER AND OF THE MUTUAL PROMISES HEREIN CONTAINED, EXECUTIVE AND EMPLOYER, INTENDING TO BE LEGALLY BOUND, HEREBY AGREE AS FOLLOWS;

                                    ARTICLE I

                                   DEFINITIONS

         1. Subject to the provisions of Article III, a "Change in Control" for the purpose of this Agreement will be deemed to have occurred if, at any time:

                  (a) Any person or group of persons acting alone or together with any of its affiliates or associates, acquires legal or beneficial ownership interest, or voting rights, in twenty percent (20%) or more of the common voting stock of Employer;

                  (b) At any time during a period of 24 consecutive months, individuals who were directors at the beginning of the period no longer constitute a majority of the members of the Board of Directors unless the election, or the nomination for election by Employer's shareholders, of each director who was not a director at the beginning of the period is approved by at least a majority of the directors who are in office at the time of the election or nomination and were directors at the beginning of the period; or

                  (c) A record date is established for determining shareholders of Employer entitled to vote upon (i) a merger or consolidation of Employer with another real estate investment trust, partnership, corporation or other entity in which Employer is not the surviving or continuing entity or in which all or a substantial part of the outstanding shares are to be converted into or exchanged for cash, securities, or other property, (ii) a sale or other disposition of all or substantially all of the assets of Employer or (iii) the dissolution of Employer.




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         2. Subject to the provisions of Article III, a "Triggering Event" for the purpose of this Agreement will be deemed to have occurred if:

                  (a) Within two years from the date on which the Change in Control occurred, Employer terminates the employment of Executive, other than in the case of a Termination For Cause, as herein defined;

                  (b) Within two years from the date on which the Change in Control occurred, Employer reduces Executive's title, responsibilities, power or authority in comparison with his title, responsibilities, power or authority at the time of the Change in Control;

                  (c) Within two years from the date on which the Change in Control occurred, Employer assigns Executive duties which are inconsistent with the duties assigned to Executive on the date on which the Change in Control occurred and which duties Employer persists in assigning to Executive despite the prior written objection of Executive;

                  (d) Within two years from the date on which the Change in Control occurred, Employer reduces Executive's base compensation, his group health, life, disability or other insurance programs (including any such benefits provided to Executive's family), his pension, retirement or profit-sharing benefits or any benefits provided by Employer's Equity-Based Award Plan, or any substitute therefor, or excludes him from any plan, program or arrangement in which the other executive officers of Employer are included; or

                  (e) Within two years from the date on which the Change in Control occurred, Employer requires Executive to be based at or generally work from any location more than fifty miles from the geographical center of Cleveland, Ohio.

         3. A "Termination For Cause" for the purposes of this Agreement will be deemed to have occurred if, and only if, Executive has committed a felony under the laws of the United States of America, or of any state or territory thereof, and has been convicted of that felony, or has pled guilty or nolo contendere with respect to that felony, and the commission of that felony resulted in, or was intended to result in, a loss (monetary or otherwise) to Employer or its clients, customers, directors, officers or employees.

         4. "Executive's Annual Bonus" means Executive's annual bonus at the time of a Triggering Event calculated on the basis of the maximum bonus available to Executive and the assumption that all performance goals have been or will be achieved by Employer in the year in which the Triggering Event occurred.

         5. "Executive's Annual Salary" means Executive's annual base salary at the time of a Triggering Event.


                                   ARTICLE II

                                SEVERANCE PAYMENT

         1. Subject to the provisions of Article III, upon the occurrence of a Triggering Event, Employer shall pay to Executive a lump sum severance benefit which will be in addition to any other compensation or remuneration to which Executive is, or becomes, entitled to receive from Employer. This lump sum severance payment will be paid by Employer to Executive within 30 days after the


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occurrence of a Triggering Event in immediately available funds in an amount equal to the sum of (i) two times Executive's Annual Bonus plus (ii) two times Executive's Annual Salary. In addition, Employer shall, at its expense, provide Executive, and his family, with life, health, disability and accidental death and dismemberment insurance in an amount not less than that provided on the date on which the Change in Control occurred, until the earlier of (i) in the event that Executive shall become employed by another employer after a Triggering Event, the date on which Executive shall be eligible to receive benefits from such employer which are substantially equivalent to or greater than the benefits Executive and his family received from Employer or (ii) the second anniversary of the date of the Triggering Event.

         2. Employer shall provide Executive, at Employer's expense, with outplacement services and support, the scope and provider of which will be selected by Executive, for a period of one year following the date of the Triggering Event.

                                   ARTICLE III

                           SUBSTITUTION OF EMPLOYMENT

         Notwithstanding any other provision of this Agreement to the contrary, if Employer decides to divide, separate, sell or dispose (collectively, "Spin-off") all or a significant part of its assets or business relating to real estate development and, in connection with such Spin-off, Executive's employment with Employer is terminated but Executive is offered, by the company that becomes the owner of such assets or business, terms of employment comparable to those contained in Executive's (i) Employment Agreement dated as of May ___, 1999 (the "Employment Agreement"), and (ii) this Agreement, then the Executive shall be entitled to no further compensation under the Employment Agreement or this Agreement, except as to that portion of any unpaid salary and benefits accrued by him up to and including the effective date of such termination.


                                   ARTICLE IV

                                     SETOFF

         No amounts otherwise due or payable under this Agreement will be subject to setoff or counterclaim by either party hereto.


                                    ARTICLE V

                                 ATTORNEY'S FEES

         All attorney's fees and related expenses incurred by Executive in connection with or relating to the enforcement by him of his rights under this Agreement will be paid for by Employer.


                                   ARTICLE VI

                       SUCCESSORS AND PARTIES IN INTEREST

         This Agreement will be binding upon and will inure to the benefit of Employer and its successors and assigns, including, without limitation, any corporation which acquires, directly or indirectly, by purchase, merger, consolidation or otherwise, all or substantially all of the business or assets of Employer.


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Without limitation of the foregoing, Employer will require any such successor, by agreement in form and substance satisfactory to Executive, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that it is required to be performed by Employer. This Agreement will be binding upon and will inure to the benefit of Executive, his heirs at law and his personal representatives.


                                   ARTICLE VII

                                   ATTACHMENT

         Neither this Agreement nor any benefits payable hereunder will be subject to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge or to execution, attachment, levy or similar process at law, whether voluntary or involuntary.


                                  ARTICLE VIII

                               EMPLOYMENT CONTRACT

         This Agreement will not in any way constitute an employment agreement between Employer and Executive and it will not oblige Executive to continue in the employ of Employer, nor will it oblige Employer to continue to employ Executive, but it will merely require Employer to pay severance benefits to Executive under certain circumstances, as aforesaid. In addition, this Agreement will be considered terminated, and of no further force and effect, if Executive ceases to be a Board-elected officer or an appointed officer or a key employee (as determined by the Board of Directors of Employer in its sole discretion and reflected in the minutes of Board of Directors after notice to such Employee) of Employer prior to a Change in Control of Employer.


                                   ARTICLE IX

                     RIGHTS UNDER OTHER PLANS AND AGREEMENTS

         The severance benefits herein provided will be in addition to, and are not intended to reduce, restrict or eliminate any benefit to which Executive may otherwise be entitled by virtue of his termination of employment or otherwise.



                                    ARTICLE X

                                     NOTICES

         All notices and other communications required to be given hereunder shall be in writing and will be deemed to have been delivered or made when mailed, by certified mail, return receipt requested, if to Executive, to the last address which Executive shall provide to Employer, in writing, for this purpose, but if Executive has not then provided such an address, then to the last address of Executive then on file with Employer; and if to Employer, then to the last address which Employer shall provide to Executive, in writing, for this purpose, but if Employer has not then provided Executive with such an address, then to:



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                               Corporate Secretary
                    Developers Diversified Realty Corporation
                             3300 Enterprise Parkway
                              Beachwood, Ohio 44122


                                   ARTICLE XI

                         GOVERNING LAW AND JURISDICTION

         This Agreement will be governed by, and construed in accordance with, the laws of the State of Ohio, except for the laws governing conflict of laws. If either party institutes a suit or other legal proceedings, whether in law or equity, Executive and Employer hereby irrevocably consent to the jurisdiction of the Common Pleas Court of the State of Ohio (Cuyahoga County) or the United States District Court for the Northern District of Ohio.


                                   ARTICLE XII

                                ENTIRE AGREEMENT

         This Agreement constitutes the entire understanding between Employer and Executive concerning the subject matter hereof and supersedes all prior written or oral agreements or understandings between the parties hereto. No term or provision of this Agreement may be changed, waived, amended or terminated except by a written instrument.

         IN WITNESS WHEREOF, and as conclusive evidence of the adoption of this Agreement, the parties have hereunto set their hands as of the date and year first above written.

                                              DEVELOPERS DIVERSIFIED
                                                       REALTY CORPORATION


                                                       /s/ Scott A. Wolstein
                                              By_____________________________




                                                       /s/ Daniel B. Hurwitz
                                               -------------------------------
                                                           EXECUTIVE







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